[FORM]
                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY
                           --------------------------

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

          Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place as the Board of Trustees may designate in its sole discretion.

          Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine in its sole discretion or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          Section 1. PLACE. All meetings of Shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

          Section 2. ANNUAL MEETING. An annual meeting of the Shareholders for the election of Managing Trustees whose terms have expired and the transaction of any business within the powers of the Trust shall be held on a date and at the time set by the Board of Trustees during the month of August in each year.


          Section 3. SPECIAL MEETINGS. The Board of Trustees may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the Board of Trustees upon the written request of the holders of Shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. Such request shall briefly state the purpose of such meeting and the matters proposed to be acted on at such meeting.

          Section 4. NOTICE. Not less than 10 nor more than 90 days before each meeting of Shareholders, the Board of Trustees shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, stating briefly the purpose for which the meeting is called, either by mail or by presenting it to such Shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

          Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of Shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

          Section 6. ORGANIZATION. At every meeting of Shareholders, the chairman of the Board of Trustees, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the Board of Trustees, (i) the following officers of the Manager, if there be one: the president, the vice presidents in their order of rank and seniority, or (ii) if there is no Manager, a chairman chosen by the Shareholders entitled to cast a majority of the votes which all Shareholders present in person or by proxy are entitled to cast, shall act as chairman, and a person appointed by the chairman shall act as secretary.

          Section 7. QUORUM. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute, the Trust Agreement or these Bylaws for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

                     The Shareholders present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

          Section 8. VOTING. A plurality of all the votes entitled to be cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Managing Trustee. Each Share may be voted for as many individuals as there are Managing Trustees to be elected and for whose election the Share is entitled to be voted. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute, the Trust Agreement or these Bylaws. Unless otherwise provided in the Trust Agreement, each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

          Section 9. PROXIES. A Shareholder may cast the votes entitled to be cast by the Shares owned of record by him either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Board of Trustees before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Board of Trustees.

          Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation, partnership, trust or other entity or agreement governing the organization of such other entity presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

                      Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

                      The Board of Trustees may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any Shares registered in the name of the Shareholder are held for the account of a specified Person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Share transfer books, the time after the record date or closing of the Share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the Person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified Shares in place of the Shareholder who makes the certification.

          Section 11. INSPECTORS. At any meeting of Shareholders, the chairman of the meeting may appoint one or more Persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of Shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.

                      Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 12. NOMINATIONS AND SHAREHOLDER BUSINESS

          (a) Annual Meetings of Shareholders. (1) Nominations of persons for election as a Managing Trustee to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

               (2) For nominations or other business to be properly brought before an annual meeting of Shareholders by a Shareholder pursuant to clause
(iii) of paragraph (a)(1) of this Section 12, the Shareholder must have given timely notice thereof in writing to the Board of Trustees. To be timely, a Shareholder's notice shall be delivered to the Board of Trustees at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Managing Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Managing Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Managing Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of Shares of each class of beneficial interests of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 12 to the contrary, in the event that the number of Managing Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Managing Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Board of Trustees at the principal office of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Managing Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Managing Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Managing Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the Board of Trustees at the principal office of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.

          (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Managing Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

               (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 12, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any Shareholder shall demand that voting be by ballot.

          Section 14. CONDUCT OF MEETINGS. The Board of Trustees may adopt by resolution such rules and regulations for the conduct of meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chairman of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may include, without limitation, the following:

          (a) The establishment of an agenda or order of business for the meeting;

          (b) Rules and procedures for maintaining order at the meeting and the safety of those present;

          (c) Limitations on attendance at or participation in the meeting of Shareholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;

          (d) Restrictions on entry to the meeting after the time fixed for the commencement thereof; and

          (e) Limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Trustees or the chairman of the meeting, meetings of

Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 15. ACTION BY CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Trust by delivery to its principal place of business, or an agent of the Trust having custody of the book in which proceedings of minutes of Shareholders are recorded. Notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

                                   ARTICLE III

                                MANAGING TRUSTEES

          Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

          Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Managing Trustees, provided that the number thereof shall never be less than three nor more than 9, and that at least one-third are Independent Trustees and further provided that the tenure of office of a Managing Trustee shall not be affected by any decrease in the number of Managing Trustees.

          Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of Shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, or by a majority of the Managing Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Trustees called by them.

          Section 5. NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each Managing Trustee at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Managing Trustee is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Managing Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

          Section 6. QUORUM. A majority of the Managing Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Managing Trustees are present at said meeting, a majority of the Managing Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Trust Agreement or these Bylaws, the vote of a majority of a particular group of Managing Trustees is required for action, a quorum must also include a majority of such group, but only with respect to a vote on such action.

                     The Managing Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Managing Trustees to leave less than a quorum.

          Section 7. VOTING. The action of the majority of the Managing Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees (including with respect to actions to merge, consolidate or convert the Trust), unless the concurrence of a greater proportion is required for such action by applicable law.

          Section 8. TELEPHONE MEETINGS. Managing Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 9. INFORMAL ACTION BY MANAGING TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Managing Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

          Section 10. VACANCIES. If for any reason any or all the Managing Trustees cease to be Managing Trustees, such event shall not annul, dissolve terminate the Trust or affect these Bylaws or the powers of the remaining Managing Trustees hereunder (even if fewer than three Managing Trustees remain). Any vacancy on the Board of Trustees for any cause other than an increase in the number of Managing Trustees shall be filled by a majority of the remaining Managing Trustees, although such majority is less than a quorum. If such vacancy must be filled with an Independent Trustee to comply with the terms of Section
3.1 of the Trust Agreement, and there are any remaining Independent Trustees, a majority of, or the sole, such remaining Independent Trustees or Managing Trustees, as the case may be, shall nominate a replacement. If there is no remaining Independent Trustee, such vacancies shall be filled by a majority of the remaining Managing Trustees. Any vacancy in the number of Managing Trustees created by an increase in the number of Managing Trustees may be filled by a majority vote of the entire Board of Trustees. Any individual so elected as Managing Trustee shall hold office until the next annual meeting of Shareholders at which such Managing Trustee's class is to be elected and until his successor is elected and qualifies.

          Section 11. COMPENSATION. Managing Trustees other than Independent Trustees shall not receive any salary or other compensation for their services as Managing Trustees. By resolution of the Board of Trustees, Independent Trustees may receive fixed sums, Shares in the Trust or other compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as Managing Trustees. Managing Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Managing Trustees; but nothing herein contained shall be construed to preclude any Managing Trustees from serving the Trust in any other capacity and receiving compensation therefor.

          Section 12. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or property have been deposited.

          Section 13. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

          Section 14. RELIANCE. Each Trustee, officer (if any), employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers (if any) or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers (if any) of the Trust, regardless of whether such counsel or expert may also be a Trustee.

          Section 15. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer (if any), employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

                                   ARTICLE IV

                                   COMMITTEES

          Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more Managing Trustees, to serve at the pleasure of the Board of Trustees.

          Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees, except as prohibited by law.

          Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board of Trustees shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Managing Trustee to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

          Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                                    OFFICERS

          The Trust shall not have any officers. Notwithstanding the foregoing, the Board of Trustees may from time to time in its sole discretion appoint agents or employees of the Trust as "officers" of the Trust with such titles, powers and duties as they shall deem necessary or desirable.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS. Subject to the terms of the Trust Agreement, the Board of Trustees may authorize the Manager or other agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Managing Trustees or by an authorized person shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees.

          Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer of the Manager or other agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

          Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

                                   ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST

          Section 1. CERTIFICATES. Each Shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of Shares of each class or series of beneficial interest held by him in the Trust. Each certificate shall be signed by the chairman of the Board of Trustees, if any, or any Managing Trustee if no chairman has been elected, and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes or series of Shares, each class may have its own number series. A certificate is valid and may be issued whether or not a Managing Trustee who signed it is still a Managing Trustee when it is issued. Each certificate representing Shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their distributions or as to their allocable portion of the assets upon dissolution and liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Trust intends to issue Shares of more than one class, the certificate representing such Shares shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and other qualifications and terms and conditions of redemption of such class of beneficial interest and the differences in the relative rights and preferences between the Shares of each series of such class to the extent they have been set and the authority of the Board of

Trustees to set the relative rights and preferences of subsequent series of such class. In lieu of such statement or summary, the certificate may state that the Trust will furnish a full statement of such information to any Shareholder upon request and without charge. If any class or series of Shares is restricted by the Trust as to transferability, the certificate representing such Shares shall contain a full statement of the restrictions.

          Section 2. TRANSFERS. Upon surrender to the Trust or the transfer agent of the Trust of a Share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

                     The Trust shall be entitled to treat the holder of record of any Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                     Notwithstanding the foregoing, transfers of Shares shall be subject in all respects to the Trust Agreement and all of the terms and conditions contained therein, and to the terms of such Shares determined by the Board of Trustees in accordance with Section 10.2 of the Trust Agreement.

          Section 3. REPLACEMENT CERTIFICATE. The Manager or any other Person designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Manager or such other Person designated by the Board of Trustees may, in his or its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as the Manager or such other Person shall require and/or to give bond, with sufficient surety, to the Trust and the Trustees of the Trust to indemnify them against any loss or claim which may arise as a result of the issuance of a new certificate.

          Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining Shareholders entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken.

                     In lieu of fixing a record date, the Board of Trustees may provide that the Share transfer books shall be closed for a stated period but not longer than 20 days. If the Share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten days before the date of such meeting.

                     If no record date is fixed and the Share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Shareholders entitled to receive payment of a distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the distribution or allotment of rights, is adopted.

                     When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

          Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate Share ledger containing the name and address of each Shareholder and the number of Shares of each class or series held by such Shareholder.

          Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional Shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Trust Agreement or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any such security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

          The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE IX

                                  DISTRIBUTIONS

          Section 1. AUTHORIZATION. Distributions upon the Shares of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Trust Agreement. Distributions may be paid in cash, property or Shares of the Trust, subject to the provisions of law and the Trust Agreement.

          Section 2. CONTINGENCIES. Before payment of any distributions, there may be set aside out of any assets of the Trust available for distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may, in its sole discretion, modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                INVESTMENT POLICY

          Subject to the provisions of the Trust Agreement, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

          Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its creation and the words "Delaware Business Trust." The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

          Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                   ARTICLE XII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

          To the maximum extent permitted by Delaware law in effect from time to time and in addition to any rights set forth in the Trust Agreement, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee, Manager, officer (if any), employee or agent of the Trust and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee, Manager, officer (if any), employee or agent of the Trust and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to a Person who served a predecessor of the Trust in any of the capacities described in (a) or
(b) above and to any officer (if any), employee or agent of the Trust or a predecessor of the Trust.

          Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Trust Agreement inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal, adoption or amendment.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

          Whenever any notice is required to be given pursuant to the Trust Agreement or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

          The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                   ARTICLE XV

                                   DEFINITIONS

          All terms not otherwise defined in these Bylaws shall have the meanings ascribed to them in the Amended and Restated Trust Agreement of the Trust, as amended from time to time (the "Trust Agreement").